Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-216585, 333-176438, 333-183290, and 333-209614) of American Midstream Partners, LP of our report dated April 9, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting of American Midstream Partners, LP., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 9, 2018